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                                                                    EXHIBIT 23.1

                            (LLINKS LAW OFFICE LOGO)



KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044

                           RE: KONGZHONG CORPORATION
                           -------------------------

Dear Sirs/Madams,

We have acted as legal advisors as to the People's Republic of China law to KongZhong Corporation, an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2005.


We hereby consent to the reference of our firm under the headings "Risk Factors", "Our Corporate Structure" and "Regulation", and elsewhere in the Form 20-F.


In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


Sincerely,

/s/ Llinks Law Office

Links Law Office

June 16, 2006